Exhibit 5.1

Gordon Ho

+1 650 843 5190

gho@cooley.com

June 23, 2020

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

Ladies and Gentlemen:

We have represented Revance Therapeutics, Inc., a Delaware Corporation (the “Company”), in connection with a registration statement on Form S-4 (No. 333-239059) (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of 8,563,171 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), to be issued upon consummation of the merger (the “Merger”) of Heart Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into Hint, Inc., a Delaware corporation (“Hint”), pursuant to that certain Agreement and Plan of Merger, dated May 18, 2020, by and among the Company, Merger Sub, Hint and Fortis Advisors LLC (the “Merger Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement in the form to be filed with the Commission on the date hereof, the Merger Agreement, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In rendering this opinion, we have assumed that, before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived, that all approvals for the issuance of the Shares referred to in the Registration Statement have become effective and that no shares of capital stock of the Company are issued or commitments to issue capital stock are made by the Company prior to consummation of the Merger, except as expressly permitted by the Merger Agreement.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

COOLEY LLP 3175 HANOVER STREET PALO ALTO, CA 94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM

Revance Therapeutics, Inc.

June 23, 2020

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus/information statement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Sincerely,

Cooley LLP

By:	/s/ Gordon Ho
Gordon Ho

COOLEY LLP 3175 HANOVER STREET PALO ALTO, CA 94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM